UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2008 (February 27, 2007)
Date of Report (Date of Earliest Event Reported)

Pregis Holding II Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-130353-04	20-3321581
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
1650 Lake Cook Road
Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)
(847) 597-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
On February 27, 2007, Pregis Holding I Corporation (the “Company”) awarded options under the Company’s 2005 Stock Option Plan to the executive officers listed below to purchase the number of shares of common stock of the Company listed below. The exercise price for each option is $13,000 per share and each option expires ten years from the date of grant. The options granted to the executive officers listed below vest in three equal installments upon satisfaction of certain performance-based targets.
The option grants were each evidenced by the form of Nonqualified Stock Option Agreement for Employees filed as an exhibit to this report.

Name of Optionee	Number of Shares Subject to the Option
Andy J. Brewer[1]	7.780
Timothy J. Cunningham[2]	9.077
Michael T. McDonnell	12.967
Hartmut Scherf	7.584
Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1	Nonqualified Stock Option Agreement for Employees
[this space intentionally left blank]

[1]	Mr. Brewer is no longer employed by the Company.

[2]	Mr. Cunningham is no longer employed by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 28, 2008

PREGIS HOLDING II CORPORATION
By:	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Vice President and Chief Financial Officer